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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  AMENDMENT TO
                                    FORM 8-K
                                 CURRENT REPORT


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 11, 2001



                Merchants and Manufacturers Bancorporation, Inc.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      WISCONSIN                            21292                 39-1413328
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(State or other                         (Commission             (IRS Employer
 jurisdiction of                        File Number)         Identification No.)
 incorporation)


     14100 West National Avenue, P. O. Box 511160, New Berlin, WI 53151-1160
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              (Address of principal executive offices)             (Zip Code)



        Registrant's telephone number, including area code (262) 827-6700
                                                          ---------------

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                           AMENDMENT NO.1 TO FORM 8-K


         The undersigned registrant hereby amends the following items of the Current Report on Form 8-K dated June 11, 2001, (the "8-K") as set forth below:


ITEM 4  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

At its Audit Committee meeting on June 5, 2001 the Audit Committee of Merchants and Manufacturers Bancorporation, Inc. approved the engagement of McGladrey & Pullen, LLP as its independent auditors for the fiscal year ending December 31, 2001 to replace the firm of Ernst & Young, LLP, who were dismissed effective June 5, 2001.

The reports of Ernst & Young, LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2000, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. There were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Ernst & Young, LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated, June 15, 2001 is filed as Exhibit 1 to this Form 8-K/A.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Merchants and Manufacturers Bancorporation, Inc.




Date: June 15, 2001            By: /s/ Michael J. Murry
                                   ---------------------------------------
                               Name:   Michael J. Murry
                               Title:  Chairman of the Board of Directors